DOW JONES ISLAMIC MARKET INDEX PORTFOLIO


                              DECLARATION OF TRUST

                            Dated as of March 5, 1999

                                                 TABLE OF CONTENTS

                                                                       PAGE

ARTICLE I                          The Trust                               1


         Section 1.1                Name ................................. 1
         Section 1.2                Definitions .......................... 1

ARTICLE II         --               Trustees.............................. 3
                                    --------

         Section 2.1                Number and Qualification ............. 3
         Section 2.2                Term and Election .................... 3
         Section 2.3                Resignation, Removal and Retirement .. 4
         Section 2.4                Vacancies ............................ 4
         Section 2.5                Meetings ............................. 4
         Section 2.6                Officers; Chairman of the Board ...... 5
         Section 2.7                By-Laws .............................. 5

ARTICLE III          --             Powers of Trustees ................... 5
                                    ------------------

         Section 3.1                General .............................. 5
         Section 3.2                Investments .......................... 6
         Section 3.3                Legal Title .......................... 6
         Section 3.4                Sale and Increases of Interests .......7
         Section 3.5                Decreases and Redemptions of Interests 7
         Section 3.6                Delegation; Committees ................7
         Section 3.7                Collection and Payment ................7
         Section 3.8                Expenses ..............................7
         Section 3.9                Miscellaneous Powers ..................8
         Section 3.10               Further Powers ........................8

ARTICLE IV. Investment Management and Administration and Placement
Agent Arrangements ........................................................8

         Section 4.1        Investment Management and Other Arrangements   8
         Section 4.2        Parties to Contract  ..........................9

ARTICLE V. Liability of Holders; Limitations of Liability of Trustees,
Officers, etc.........                                                    10


         Section 5.1       Liability of Holders; Indemnification..........10

                                                                           PAGE

         Section 5.2 Limitations of Liability of Trustees, Officers, Employees, Agents, Independent Contractors
                      to Third Parties....................                   10
         Section 5.3 Limitations of Liability of Trustees, Officers, Employees, Agents, Independent Contractors
                      to Trust, Holders, etc.................................10
         Section 5.4  Mandatory Indemnification .............................10
         Section 5.5  No Bond Required of Trustees ..........................11
         Section 5.6  No Duty of Investigation; Notice in Trust
                      Instruments, etc ..................................... 11
         Section 5.7  Reliance on Experts, etc ..............................12

ARTICLE VI  Interests........................................................12

         Section 6.1  Interests .............................................12
         Section 6.2  Non-Transferability ...................................12
         Section 6.3  Register of Interests .................................12
         Section 6.4  Series Designation ....................................12

ARTICLE VII Increases, Decreases And Redemptions of Interests                15
            -------------------------------------------------

ARTICLE VIII Determination of Book Capital Account Balances,
and Distributions............................................................15


         Section 8.1  Book Capital Account Balances......................... 15
         Section 8.2  Allocations and Distributions to Holders ..............16
         Section 8.3  Power to Modify Foregoing Procedures ..................16

ARTICLE IX  Holders......................................................... 16


         Section 9.1  Rights of Holders .....................................16
         Section 9.2  Meetings of Holders ...................................16
         Section 9.3  Notice of Meetings ....................................17
         Section 9.4  Record Date for Meetings, Distributions, etc.          17
         Section 9.5  Proxies, etc...........................................17
         Section 9.6  Reports................................................17
         Section 9.7  Inspection of Records .................................18
         Section 9.8  Holder Action by Written Consent ......................18
         Section 9.9  Notices ...............................................18

                                                                           PAGE

ARTICLE X  Duration; Termination; Amendment; Mergers; Etc.                   18
           ----------------------------------------------

         Section 10.1  Duration .............................................18
         Section 10.2  Termination ..........................................19
         Section 10.3  Dissolution ..........................................20
         Section 10.4  Amendment Procedure ..................................20
         Section 10.5  Merger, Consolidation and Sale of Assets .............21
         Section 10.6  Incorporation.........................................21
         Section 10.7  Continuation of Relationship and Business in
                       Different Form........................................21

ARTICLE XI  Miscellaneous ...................................................22
            -------------

         Section 11.1  Certificate of Designation; Agent for
                       Service of Process....................................22
         Section 11.2  Governing Law ........................................22
         Section 11.3  Counterparts .........................................22
         Section 11.4  Reliance by Third Parties ............................22
         Section 11.5  Provisions in Conflict With Law or Regulations        22

                              DECLARATION OF TRUST

                                       OF

                    DOW JONES ISLAMIC MARKET INDEX PORTFOLIO


                  This DECLARATION OF TRUST of the Dow Jones Islamic Market Index Portfolio is made as of the 5th day of March, 1999 by the parties signatory hereto, as Trustees (as defined in Section 1.2 hereof).

                              W I T N E S S E T H:

                  WHEREAS, the Trustees desire to form a trust fund under the law of the State of New York for the investment and reinvestment of its assets; and

                  WHEREAS, it is proposed that the trust assets be composed of money and property contributed thereto by the holders of interests in the trust entitled to ownership rights in the trust;

                  NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the trust fund and will manage and dispose of the same for the benefit of the holders of interests in the Trust and subject to the provisions hereof, to wit:

                                                       ARTICLE I

                                                       The Trust

     1.1. Name. The name of the trust created hereby (the "Trust") shall be the Dow Jones Islamic Market Index Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

     1.2. Definitions. As used in this Declaration, the following terms shall have the following meanings:

                  The term "Interested Person" shall have the meaning given it in the 1940 Act.

                  "Book Capital Account" shall mean, for any Holder at any time, the Book Capital Account of the Holder for such day, determined in accordance with Section 8.1 hereof.

                  "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time, as well as any non-superseded provisions of the Internal Revenue Code of 1954, as amended (or any corresponding provision or provisions of succeeding law).

     "Commission"   shall  mean  the  United  States   Securities  and  Exchange
Commission.

     "Declaration" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which any such word appears.

                  "Fiscal Year" shall mean an annual period determined by the Trustees which ends on December 31 of each year or on such other day as is permitted or required by the Code.

     "Holders" shall mean as of any particular time all holders of record of Interests in the Trust.

                  "Institutional Investor(s)" shall mean any regulated investment company, segregated asset account, foreign investment company, common trust fund, group trust or other investment arrangement, whether organized within or without the United States of America, other than an individual, S corporation, partnership or grantor trust beneficially owned by any individual, S corporation or partnership.

                  "Interest(s)" shall mean the interest of a Holder in the Trust, including all rights, powers and privileges accorded to Holders by this Declaration, which interest may be expressed as a percentage, determined by calculating, at such times and on such basis as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance to the total of all Holders' Book Capital Account balances. Reference herein to a specified percentage of, or fraction of, Interests, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balances of all, or a specified group of, Holders.

                  "Investment Manager and Administrator" shall mean any party furnishing services to the Trust pursuant to any investment management or administration contract described in Section 4.1 hereof.

                  "Majority Interests Vote" shall mean the vote, at a meeting of Holders, of (A) 67% or more of the Interests present or represented at such meeting, if Holders of more than 50% of all Interests are present or represented by proxy, or (B) more than 50% of all Interests, whichever is less.

                  "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Redemption" shall mean the complete withdrawal of an Interest of a Holder the result of which is to reduce the Book Capital Account balance of that Holder to zero, and the term "redeem" shall mean to effect a Redemption.

                  "Trustees" shall mean each signatory to this Declaration, so long as such signatory shall continue in office in accordance with the terms hereof, and all other individuals who at the time in question have been duly elected or appointed and have qualified as Trustees in accordance with the provisions hereof and are then in office, and reference in this Declaration to a Trustee or Trustees shall refer to such individual or individuals in their capacity as Trustees hereunder.

                  "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees.

                  The "1940 Act" shall mean the United States Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder.

                                   ARTICLE II

                                    Trustees

                  2.1. Number and Qualification. The number of Trustees shall be fixed from time to time by action of the Trustees taken as provided in Section
2.5 hereof; provided, however, that the number of Trustees so fixed shall in no event be less than three or more than 15. Any vacancy created by an increase in the number of Trustees may be filled by the appointment of an individual having the qualifications described in this Section 2.1 made by action of the Trustees taken as provided in Section 2.5 hereof. Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy occurs, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A Trustee shall be an individual at least 21 years of age who is not under legal disability.

                  2.2. Term and Election. Each Trustee named herein, or elected or appointed prior to the first meeting of Holders, shall (except in the event of resignations, retirements, removals or vacancies pursuant to Section 2.3 or
Section 2.4 hereof) hold office until a successor to such Trustee has been elected at such meeting and has qualified to serve as Trustee, as required under the 1940 Act. Subject to the provisions of Section 16(a) of the 1940 Act and except as provided in Section 2.3 hereof, each Trustee shall hold office during the lifetime of the Trust and until its termination as hereinafter provided.

                  2.3. Resignation, Removal and Retirement. Any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing executed by such Trustee and delivered or mailed to the Chairman, if any, the President or the Secretary of the Trust and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee may be removed by the affirmative vote of Holders of two-thirds of the Interests or (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees. Removal with cause includes, but is not limited to, the removal of a Trustee due to physical or mental incapacity or failure to comply with such written policies as from time to time may be adopted by at least two-thirds of the Trustees with respect to the conduct of the Trustees and attendance at meetings. Any Trustee who has attained a mandatory retirement age, if any, established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action by such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy. Any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees, may be retired by written instrument executed by a majority of the other Trustees, specifying the date of such Trustee's retirement. Upon the resignation, retirement or removal of a Trustee, or a Trustee otherwise ceasing to be a Trustee, such resigning, retired, removed or former Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning, retired, removed or former Trustee. Upon the death of any Trustee or upon removal, retirement or resignation due to any Trustee's incapacity to serve as Trustee, the legal representative of such deceased, removed, retired or resigning Trustee shall execute and deliver on behalf of such deceased, removed, retired or resigning Trustee such documents as the remaining Trustees shall require for the purpose set forth in the preceding sentence.

     2.4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, retirement, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of a vacancy, Holders of at least a majority of the Interests entitled to vote, acting at any meeting of Holders held in accordance with Section 9.2 hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration.


                  2.5. Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary, an Assistant Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except in the situation in which a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

     Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

                  With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

                  All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting.

     2.6. Officers; Chairman of the Board. The Trustees shall, from time to time, elect a President, a Secretary and a Treasurer. The Trustees may elect or appoint, from time to time, a Chairman of the Board who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees may designate. The Trustees may elect or appoint or authorize the President to appoint such other officers, agents or independent contractors with such powers as the Trustees may deem to be advisable. The Chairman, if any, shall be and each other officer may, but need not, be a Trustee.

     2.7. By-Laws. The Trustees may adopt and, from time to time, amend or repeal By-Laws for the conduct of the business of the Trust.


                                   ARTICLE III

                               Powers of Trustees

     3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and such business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion they deem proper for conducting the business of the Trust. The enumeration of or failure to mention any specific power herein shall not be construed as limiting such exclusive and absolute control. The powers of the Trustees may be exercised without order of or resort to any court.


                  3.2.     Investments.  The Trustees shall have power to:

     (a) conduct, operate and carry on the business of an investment company;

     (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of United States and foreign currencies and related instruments including common stock, negotiable or non-negotiable instruments, obligations, repurchase agreements, reverse repurchase agreements, and other securities, including, without limitation, those issued by corporations or other business entities organized under the laws of the United States or under any foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of any kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of such rights, powers and privileges in respect of any of such investments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional instruments in which the Trustees may determine to invest.

                  The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

     3.3. Legal Title. Legal title to all Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name or nominee name of any other Person on behalf of the Trust, on such terms as the Trustees may determine.


     The right, title and interest of the Trustees in the Trust Property shall vest automatically in each individual who may hereafter become a Trustee upon his due election and qualification. Upon the resignation, removal or death of a Trustee, such resigning, removed or deceased Trustee shall automatically cease to have any right, title or interest in any Trust Property, and the right, title and interest of such resigning, removed or deceased Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.


     3.4. Sale and Increases of Interests. The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit any Institutional Investor to purchase an Interest, or increase its Interest, for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. Individuals, S corporations, partnerships and grantor trusts that are beneficially owned by any individual, S corporation or partnership may not purchase Interests. A Holder which has redeemed its Interest may not be permitted to purchase an Interest until the later of 60 calendar days after the date of such Redemption or the first day of the Fiscal Year next succeeding the Fiscal Year during which such Redemption occurred.

     3.5 Decreases and Redemptions of Interests. Subject to Article VII hereof, the Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit a Holder to redeem its Interest, or decrease its Interest, for either cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best.

     3.6. Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive and absolute control over the Trust Property and over the business of the Trust, to delegate from time to time to such of their number or to officers, employees, agents or independent contractors of the Trust the doing of such things and the execution of such instruments in either the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.


     3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; and to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust or the Trust Property; to foreclose any security interest securing any obligation, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.


     3.8. Expenses. The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the Trust Property to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal and brokerage services, as they in good faith may deem reasonable, and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.






                  3.9.  Miscellaneous  Powers. The Trustees shall have power to:
(a) employ or contract with such Persons as the Trustees may deem appropriate for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Investment Manager and Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for the Trustees, officers, employees or agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Investment Manager and Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the Fiscal Year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust, but the absence of such a seal shall not impair the validity of any instrument executed on behalf of the Trust.

                  3.10. Further Powers. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices, whether within or without the State of New York, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper, appropriate or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust which is made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order in order to deal with Trust Property.

                                                      ARTICLE IV

                    Investment Management and Administration
                        and Placement Agent Arrangements

                  4.1.  Investment   Management  and  Other  Arrangements.   The
Trustees may in their discretion, from time to time, enter into investment management and administration contracts or placement agent agreements whereby the other party to such contract or agreement shall undertake to furnish the Trustees such investment management and administration, placement agent and/or other services as the Trustees shall, from time to time, consider appropriate or desirable and all upon such terms and conditions as the Trustees may in their sole discretion determine. Notwithstanding any provision of this Declaration, the Trustees may authorize any Investment Manager and Administrator (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Manager and Administrator (all without any further action by the Trustees). Any such purchase, sale, loan or exchange shall be deemed to have been authorized by the Trustees.

                  4.2. Parties to Contract. Any contract of the character described in Section 4.1 hereof or in the By-Laws of the Trust may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, Trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any individual holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws of the Trust. The same Person may be the other party to one or more contracts entered into pursuant to Section 4.1 hereof or the B Laws of the Trust, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this
Section 4.2 or in the By-Laws of the Trust.

                                    ARTICLE V

                      Liability of Holders; Limitations of
                      Liability of Trustees, Officers, etc.

                  5.1. Liability of Holders; Indemnification. Each Holder shall be jointly and severally liable (with rights of contribution inter se in proportion to their respective Interests in the Trust) for the liabilities and obligations of the Trust in the event that the Trust fails to satisfy such liabilities and obligations; provided, however, that, to the extent assets are available in the Trust, the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of being or having been a Holder to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other Holders, is greater than such Holder's Interest (proportionate share), and shall reimburse such Holder for all legal and other expenses reasonably incurred by such Holder in connection with any such claim or liability. The rights accruing to a Holder under this Section 5.1 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each Holder shall remain jointly and severally liable to the Trust's creditors as a legal matter.

                  5.2. Limitations of Liability of Trustees, Officers, Employees, Agents, Independent Contractors to Third Parties. No Trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or the Holders, in connection with Trust Property or the affairs of the Trust; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature against a Trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Trust arising in connection with the affairs of the Trust.

                  5.3. Limitations of Liability of Trustees, Officers, Employees, Agents, Independent Contractors to Trust, Holders, etc. No Trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Trust shall be liable to the Trust or the Holders for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for such Person's own bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties.

                  5.4. Mandatory Indemnification. The Trust shall indemnify, to the fullest extent permitted by law (including the 1940 Act), each Trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Trust (including any Person who serves at the Trust's request as a director, officer or trustee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a Trustee, officer, employee, agent or independent contractor, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that such Person did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in this Section 5.4 or in Section 5.2 hereof or to which such Person may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 5.4, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that such Person is not entitled to such indemnification.

     5.5. No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of such Trustee's duties hereunder.


                  5.6. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender or other Person dealing with any Trustee, officer, employee, agent or independent contractor of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by such Trustee, officer, employee, agent or independent contractor or be liable for the application of money or property paid, loaned or delivered to or on the order of such Trustee, officer, employee, agent or independent contractor. Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees, agents or independent contractors of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made or sold by any Trustee, officer, employee, agent or independent contractor of the Trust, in such capacity, shall contain an appropriate recital to the effect that the Trustee, officer, employee, agent or independent contractor of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any Trustee, officer, employee, agent or independent contractor of the Trust. Subject to the provisions of the 1940 Act, the Trust may maintain insurance for the protection of the Trust Property, the Holders, and the Trustees, officers, employees, agents and independent contractors of the Trust in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

                  5.7. Reliance on Experts, etc. Each Trustee, officer, employee, agent or independent contractor of the Trust shall, in the performance of such Person's duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust (whether or not the Trust would have the power to indemnify such Persons against such liability), upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Manager and Administrator, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                                    Interests

     6.1. Interests. The beneficial interest in the Trust Property shall consist of non-transferable Interests. The Interests shall be personal property giving only the rights in this Declaration specifically set forth. The value of an Interest shall be equal to the Book Capital Account balance of the Holder of the Interest.


     6.2. Non-Transferability. A Holder may not transfer, sell or exchange its Interest.

     6.3. Register of Interests. A register shall be kept at the Trust under the direction of the Trustees which shall contain the name, address and Book Capital Account balance of each Holder. Such register shall be conclusive as to the identity of the Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trust as is keeping such register for entry thereon.

     6.4. Series Designation. The Trust may be divided into series, the number and relative rights, privileges and preferences of which shall be established and designated by the Trustees, in their discretion, in accordance with the terms of this Section 6.4. The Trustees may from time to time exercise their power to authorize the division of the Trust into one or more series by establishing and designating one or more series of Interests upon and subject to the following provisions:


     (a) All Interests shall be identical except that there may be such variations as shall be fixed and determined by the Trustees between different series as to the right of withdrawal and the price, terms and manner of withdrawal, and special and relative rights as to income allocations and on liquidation.

     (b) The number of authorized Interests and the number of Interests of each series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Interests or any Interests previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Trustees may reissue for such consideration and on such terms as they may determine, or cancel any Interests of any series reacquired by the Trust at their discretion from time to time.

     (c) All consideration received by the Trust for the issue of Interests of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all series for all purposes. No Holder of any particular series shall have any claim on or right to any assets belonging to any other series in which it does not hold an Interest.

     (d) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Holders of all series for all purposes. Under no circumstances shall the assets allocated or belonging to any particular series be charged with liabilities attributable to any other series. All Persons who have extended credit which has been allocated to a particular series, or who have a claim or contract which has been allocated to any particular series, shall look only to the assets of that particular series for payment of such credit, claim or contract.

     (e) The power of the Trustees to invest and reinvest the Trust Property allocated or belonging to any particular series shall be governed by Section 3.2 hereof unless otherwise provided in the instrument of the Trustees establishing such series which is hereinafter described.

     (f) Each Interest in a series shall represent an Interest in the net assets allocated or belonging to such series only, and such Interest shall not extend to the assets of the Trust generally. Distributions and allocations of a particular series may be paid with such frequency as the Trustees may determine, which may be made daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Holders of that series only, from such of the income, accrued or realized, from the assets belonging to that series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series. All distributions and allocations of a particular series shall be distributed pro rata to the Holders of that series in proportion to the size of their Interest in that series held by such Holders at the date and time of record established for the payments of such distributions and allocation. Interests of any particular series of the Trust may be withdrawn solely out of Trust Property allocated or belonging to that series. Upon liquidation or termination of a series of the Trust, Holders of such series shall be entitled to receive a pro rata share of the net assets of such series only.

     (g) Notwithstanding any provision hereof to the contrary, on any matter submitted to a vote of the Holders, all interests then entitled to vote shall be voted by individual series, except that (i) when required by the 1940 Act to vote in the aggregate, Interests shall not be voted by individual series, and
(ii) when the Trustees have determined that the matter affects only the Interests of one or more series, only Holders of such series shall be entitled to vote thereon.

     (h) The establishment and designation of any series shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. At any time that there are no Interests outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

                  The  Trustees  also acting  pursuant to the last  paragraph of
Section 10.4 of the Declaration,  hereby amend in its entirety  paragraph (a) of
Section 10.4 of the Trust's Declaration of Trust as follows:

     (a) This Declaration may be amended by the vote of Holders of more than 50% of all Interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all Interests. Notwithstanding any other provision hereof, this Declaration may be amended by an instrument in writing executed by a majority of the Trustees, and without the vote or consent of Holders, for any one or more of the following purposes: (i) to change the name of the Trust, (ii) to supply any omission, or to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, (iii) to conform this Declaration to the requirements of applicable federal law or regulations or the requirements of the applicable provisions of the Code, (iv) to change the state or other jurisdiction designated herein as the state or other jurisdiction whose law shall be the governing law hereof, (v) to effect such changes herein as the Trustees find to be necessary or appropriate (A) to permit the filing of this Declaration under the law of such state or other jurisdiction applicable to trusts or voluntary associations, (B) to permit the Trust to elect to be treated as a "regulated investment company" under the applicable provisions of the Code,
(C) to permit the Trust to comply with fiscal or other statutory or official requirements of any government authority, (D) to permit the transfer of Interests (or to permit the transfer of any other beneficial interest in or share of the Trust, however denominated), or (E) to create separate series of Interests as provided in Section 6.4, and (vi) in conjunction with any amendment contemplated by the foregoing clause (iv) or the foregoing clause (v) to make any and all such further changes or modifications to this Declaration as the Trustees find to be necessary or appropriate, any finding of the Trustees referred to in the foregoing clause (v) or the foregoing clause (vi) to be conclusively evidenced by the execution of any such amendment by a majority of the Trustees; provided, however, that unless effected in compliance with the provisions of Section 10.4(b) hereof, no amendment otherwise authorized by this sentence may be made which would reduce the amount payable with respect to any Interest upon liquidation of the Trust and; provided, further, that the Trustees shall not be liable for failing to make any amendment permitted by this Section 10.4(a).

                                   ARTICLE VII

                Increases, Decreases And Redemptions of Interests

                  Subject to applicable law, to the provisions of this Declaration and to such restrictions as may from time to time be adopted by the Trustees, each Holder shall have the right to vary its investment in the Trust at any time without limitation by increasing (through a capital contribution) or decreasing (through a capital withdrawal) or by a Redemption of its Interest. An increase in the investment of a Holder in the Trust shall be reflected as an increase in the Book Capital Account balance of that Holder and a decrease in the investment of a Holder in the Trust or the Redemption of the Interest of a Holder shall be reflected as a decrease in the Book Capital Account balance of that Holder. The Trust shall, upon appropriate and adequate notice from any Holder increase, decrease or redeem such Holder's Interest for an amount determined by the application of a formula adopted for such purpose by resolution of the Trustees; provided that (a) the amount received by the Holder upon any such decrease or Redemption shall not exceed the decrease in the Holder's Book Capital Account balance effected by such decrease or Redemption of its Interest, and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting any such decrease or Redemption, at such rates as the Trustees may establish, and may, at any time and from time to time, suspend such right of decrease or Redemption. The procedures for effecting decreases or Redemptions shall be as determined by the Trustees from time to time.

                                  ARTICLE VIII

                      Determination of Book Capital Account
                           Balances and Distributions

     8.1. Book Capital Account Balances. The Book Capital Account balance of each Holder shall be determined on such days and at such time or times as the Trustees may determine. The Trustees shall adopt resolutions setting forth the method of determining the Book Capital Account balance of each Holder. The power and duty to make calculations pursuant to such resolutions may be delegated by the Trustees to the Investment Manager and Administrator, custodian, or such other Person as the Trustees may determine. Upon the Redemption of an Interest, the Holder of that Interest shall be entitled to receive the balance of its Book Capital Account. A Holder may not transfer, sell or exchange its Book Capital Account balance.

                  8.2. Allocations and Distributions to Holders. The Trustees shall, in compliance with the Code, the 1940 Act and generally accepted accounting principles, establish the procedures by which the Trust shall make
(i) the allocation of unrealized gains and losses, taxable income and tax loss, and profit and loss, or any item or items thereof, to each Holder, (ii) the payment of distributions, if any, to Holders, and (iii) upon liquidation, the final distribution of items of taxable income and expense. Such procedures shall be set forth in writing and be furnished to the Trust's accountants. The Trustees may amend the procedures adopted pursuant to this Section 8.2 from time to time. The Trustees may retain from the net profits such amount as they may deem necessary to pay the liabilities and expenses of the Trust, to meet obligations of the Trust, and as they may deem desirable to use in the conduct of the affairs of the Trust or to retain for future requirements or extensions of the business.

                  8.3. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income of the Trust, the allocation of income of the Trust, the Book Capital Account balance of each Holder, or the payment of distributions to the Holders as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act or any order of exemption issued by the Commission or with the Code.

                                   ARTICLE IX

                                     Holders

     9.1. Rights of Holders. The ownership of the Trust Property and the right to conduct any business described herein are vested exclusively in the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Interests and they shall have no power or right to call for any partition or division of any Trust Property.


                  9.2. Meetings of Holders. Meetings of Holders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of New York and within or without the United States of America on such day and at such time as the Trustees shall designate. Holders of one-third of the Interests, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, an affirmative vote of the Holders present, in person or by proxy, holding more than 50% of the total Interests of the Holders present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless a greater number of affirmative votes is required by the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust. All or any one of more Holders may participate in a meeting of Holders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting.

     9.3. Notice of Meetings. Notice of each meeting of Holders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Holder, at its registered address, mailed at least 10 days and not more than 60 days before the meeting. Notice of any meeting may be waived in writing by any Holder either before or after such meeting. The attendance of a Holder at a meeting shall constitute a waiver of notice of such meeting except in the situation in which a Holder attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. At any meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

     9.4. Record Date for Meetings, Distributions, etc. For the purpose of determining the Holders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of any distribution or the taking of any other action, as the case may be, as a record date for the determination of the Persons to be treated as Holders for such purpose.

                  9.5. Proxies, etc. At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote is to be taken. A proxy may be revoked by a Holder at any time before it has been exercised by placing on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, a later dated proxy or written revocation. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of the Trust or of one or more Trustees or of one or more officers of the Trust. Only Holders on the record date shall be entitled to vote. Each such Holder shall be entitled to a vote proportionate to its Interest. When an Interest is held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them is present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     9.6. Reports. The Trustees shall cause to be prepared and furnished to each Holder, at least annually as of the end of each Fiscal Year, a report of operations containing a balance sheet and a statement of income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to each Holder at least semi-annually interim reports of operations containing an unaudited balance sheet as of the end of such period and an unaudited statement of income for the period from the beginning of the then-current Fiscal Year to the end of such period.

     9.7. Inspection of Records. The records of the Trust shall be open to inspection by Holders during normal business hours for any purpose not harmful to the Trust.


     9.8. Holder Action by Written Consent. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all Interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of this Declaration) consent to the action in writing and the written consents are filed with the records of the meetings of Holders. Such consents shall be treated for all purposes as a vote taken at a meeting of Holders.

     Each such written consent shall be executed by or on behalf of the Holder delivering such consent and shall bear the date of such execution. No such written consent shall be effective to take the action referred to therein unless, within one year of the earliest dated consent, written consents executed by a sufficient number of Holders to take such action are filed with the records of the meetings of Holders.

     9.9. Notices. Any and all communications, including any and all notices to which any Holder may be entitled, shall be deemed duly served or given if mailed, postage prepaid, addressed to a Holder at its last known address as recorded on the register of the Trust.


                                    ARTICLE X

                             Duration; Termination;
                            Amendment; Mergers; Etc.

     10.1.   Duration.   Subject  to  possible  termination  or  dissolution  in
accordance with the provisions of Section 10.2 and Section 10.3 hereof, respectively, the Trust created hereby shall continue until the expiration of 20 years after the death of the last survivor of the initial Trustees named herein and the following named persons:


                                                                                              Date of
Name                                          Address                                         Birth

Nicole Catherine Rumery                       18 Rio Vista Street                             12/21/91
                                              North Billerica, MA  01862

Nelson Stewart Ruble                          65 Duck Pond Road                               04/10/91
                                              Glen Cove, NY  11542

Shelby Sara Wyetzner                          8 Oak Brook Lane                                10/18/90
                                              Merrick, NY  11566

Amanda Jehan Sher Coolidge                    483 Pleasant Street, No. 9                      08/16/89
                                              Belmont, MA  02178

Emilie Blair Ruble                            65 Duck Pond Road                               02/24/89
                                              Glen Cove, NY  11542

Brian Patrick Lyons                           152-48 Jewel Avenue                             01/20/89
                                              Flushing, NY  11367

Caroline Bolger Cima                          11 Beechwood Lane                               12/23/88
                                              Scarsdale, NY  10583

Katherine Driscoll Cima                       11 Beechwood Lane                               04/05/92
                                              Scarsdale, NY  10583

                  10.2.             Termination.

     (a) The Trust may be terminated

     (i) by the affirmative vote of Holders of not less than two-thirds of all Interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by Holders of not less than two-thirds of all Interests, or

(ii) by the Trustees by written notice to the Holders. Upon any such termination,

     (i) the Trust shall carry on no business except for the purpose of winding up its affairs;


     (ii) the Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect the assets of the Trust, sell, convey, assign, exchange or otherwise dispose of all or any part of the Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay the liabilities of the Trust, and do all other acts appropriate to liquidate the business of the Trust; provided that any sale, conveyance, assignment, exchange or other disposition of all or substantially all the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the vote of Holders holding more than 50% of all Interests; and

     (iii) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining Trust Property, in cash or in kind or partly each, among the Holders according to their respective rights as set forth in the procedures established pursuant to Section 8.2 hereof.

     (b) Upon termination of the Trust and distribution to the Holders as herein provided, a majority of the Trustees shall execute and file with the records of the Trust an instrument in writing setting forth the fact of such termination and distribution. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

     10.3. Dissolution. Upon the bankruptcy of any Holder, or upon the Redemption of any Interest, the Trust shall be dissolved effective 120 days after the event. However, the Holders (other than such bankrupt or redeeming Holder) may, by a unanimous affirmative vote at any meeting of such Holders or by an instrument in writing without a meeting executed by a majority of the Trustees and consented to by all such Holders, agree to continue the business of the Trust even if there has been such a dissolution.

     10.4. Amendment Procedure.

     (a) This Declaration may be amended by the vote of Holders of more than 50% of all Interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all Interests. Notwithstanding any other provision hereof, this Declaration may be amended by an instrument in writing executed by a majority of the Trustees, and without the vote or consent of Holders, for any one or more of the following purposes: (i) to change the name of the Trust, (ii) to supply any omission, or to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, (iii) to conform this Declaration to the requirements of applicable federal law or regulations or the requirements of the applicable provisions of the Code, (iv) to change the state or other jurisdiction designated herein as the state or other jurisdiction whose law shall be the governing law hereof, (v) to effect such changes herein as the Trustees find to be necessary or appropriate (A) to permit the filing of this Declaration under the law of such state or other jurisdiction applicable to trusts or voluntary associations, (B) to permit the Trust to elect to be treated as a "regulated investment company" under the applicable provisions of the Code, or (C) to permit the transfer of Interests (or to permit the transfer of any other beneficial interest in or share of the Trust, however denominated), and
(vi) in conjunction with any amendment contemplated by the foregoing clause (iv) or the foregoing clause (v) to make any and all such further changes or modifications to this Declaration as the Trustees find to be necessary or appropriate, any finding of the Trustees referred to in the foregoing clause (v) or the foregoing clause (vi) to be conclusively evidenced by the execution of any such amendment by a majority of the Trustees; provided, however, that unless effected in compliance with the provisions of Section 10.4(b) hereof, no amendment otherwise authorized by this sentence may be made which would reduce the amount payable with respect to any Interest upon liquidation of the Trust and; provided, further, that the Trustees shall not be liable for failing to make any amendment permitted by this Section 10.4(a).

     (b) No amendment may be made under Section 10.4(a) hereof which would change any rights with respect to any Interest by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of Holders of two-thirds of all Interests.

     (c) A certification in recordable form executed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when filed with the records of the Trust.

     Notwithstanding any other provision hereof, until such time as Interests are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees at any meeting of Trustees or by an instrument executed by a majority of the Trustees.

     10.5. Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Holders called for such purpose by the affirmative vote of Holders of not less than two-thirds of all Interests, or by an instrument in writing without a meeting, consented to by Holders of not less than two-thirds of all Interests, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the State of New York.




                  10.6. Incorporation. Upon a Majority Interests Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the law of any jurisdiction or a trust, partnership, association or other organization to take over the Trust Property or to carry on any business in which the Trust directly or indirectly has any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contract with any such corporation, trust, partnership, association or other organization, or any corporation, trust, partnership, association or other organization in which the Trust holds or is about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law. Nothing contained herein shall be construed as requiring approval of the Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to one or more of such organizations or entities.

                  10.7 Continuation of Relationship and Business in Different Form. The Trustees may continue the fiduciary relationship created by this Declaration and may continue to carry on any business in which the Trust directly or indirectly has any interest, pursuant to an instrument or instruments to be entered into by the Trustees with one or more third parties, which instrument or instruments shall be separate and distinct from, and in complete replacement of, this Declaration; provided, however, that (i) none of the rights of the Holders shall thereby be diminished or eliminated including, without limitation, the amount payable to a Holder upon liquidation and any voting rights of a Holder, and (ii) the powers and responsibilities of the Trustees shall not thereby be increased. Any such action by the Trustees shall be conclusively evidenced by the execution of such instrument or instruments by a majority of the Trustees, such instrument or instruments to be filed with the records of the Trust. Upon such execution of such instrument or instruments, this Declaration shall be of no further force and effect and all aspects of the fiduciary relationship created by this Declaration shall be governed solely by the terms and provisions of such instrument or instruments. Nothing contained herein shall be construed as requiring approval of the Holders.



                                   ARTICLE XI

                                  Miscellaneous

     11.1.  Certificate  of  Designation;  Agent for  Service  of
Process. The Trust shall file, with the Department of State of the State of New York, a

     11.2. Governing Law. This Declaration is executed by the Trustees and delivered in the State of New York and with reference to the law thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed in accordance with the law of the State of New York and reference shall be specifically made to the trust law of the State of New York as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

     11.3. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any one such original counterpart.


                  11.4. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officer elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees.

     11.5. Provisions in Conflict With Law or Regulations.

     (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, or with other applicable law and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
instrument as of the day and year first above written.


/s/ Richard L. Carpenter
Richard L. Carpenter, Trustee


/s/ Clifford A. Clark
Clifford A. Clark, Trustee


/s/ J. Angus Ivory
J. Angus Ivory, Trustee







WS5709A